SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2004

Date of Report

(Date of earliest event reported)

META Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27280	06-0971675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208 Harbor Drive Stamford, Connecticut 06912-0061
(Address of Principal Executive Offices, with Zip Code)

(203) 973-6700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Monte Ford, a member of META Group’s Board of Directors, has resigned from META Group’s board effective October 14, 2004 to focus his time and energy on his work at American Airlines. Mr. Ford was a member of the Compensation Committee and the recently formed Special Committee of META’s Board of Directors.

Herbert VanHook, META Group’s interim President and COO, has been terminated from these positions effective October 18, 2004.

(c)                                  (1)  CD Hobbs, a member of META Group’s Executive Directions group, has been appointed by the Board of Directors to serve as META Group’s President and COO effective October 18, 2004, to serve until his successor is duly elected and appointed.

(2)  Mr. Hobbs, 61, joined META Group in 1996 to launch Energy Information Strategies and later ran all vertical and executive services.  He was an officer of META during that tenure, departing in 2000 to serve as Chairman and CEO of the San Francisco based global software company SPL WorldGroup, Inc.  Mr. Hobbs rejoined META last fall and has worked in Executive Directions since his return.

(3)  An employment agreement with Mr. Hobbs is presently under discussion.

Item 7.01  Regulation FD Disclosure.

On October 19, 2004 META Group released a press release including a statement of expected third quarter revenues and profitability.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)                                99.1                           Press Release of META Group, Inc. dated October 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META Group, Inc.

Date: October 19, 2004	By:	/s/ John W. Riley
John W. Riley
Vice President and Chief Financial Officer

META GROUP, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of META Group, Inc. dated October 19, 2004.